Exhibit 5.1

August 11, 2014

Sprouts Farmers Market, Inc.

11811 N. Tatum Boulevard

Suite 2400

Phoenix, Arizona 85028

Re:	Sprouts Farmers Market, Inc. – Registration Statement on Form S-3 ASR

Ladies and Gentlemen:

We have acted as counsel for Sprouts Farmers Market, Inc., a Delaware corporation (the “Company”), in connection with the shelf registration statement on Form S-3 ASR (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on the date hereof. The Registration Statement relates to the offer and sale of shares (the “Shares”) of common stock of the Company, $0.001 par value per share (“Common Stock”), from time to time by certain stockholders of the Company to be identified in one or more prospectus supplements, pursuant to Rule 415 of the General Rules and Regulations (the “Rules and Regulations”) promulgated under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, (ii) the by-laws of the Company, (iii) the Certificate of Conversion of Sprouts Farmers Markets, LLC, a Delaware limited liability company, into the Company filed with the Secretary of the State of Delaware on July 29, 2013, (iv) the Registration Statement, and (v) such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission in accordance with the Rules and Regulations identifying the selling stockholders of the Shares, and (iii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

August 11, 2014

As to any facts that are material to the opinions hereinafter expressed, we have relied without investigation upon certificates of officers of the Company.

Based on the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.

The opinions expressed herein are limited to the Delaware General Corporation Law and reported judicial decisions applicable thereto and we express no opinion as to laws of any other jurisdiction.

This letter is effective only as of the date hereof. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP